                                                        EXHIBIT 99.1


                VerticalNet Agrees to Acquire NECX Exchange, the
                      World's Leading Electronics Exchange

---net-markets@ground.zero(2) Conference---

BERKELEY, Calif.--(BUSINESS WIRE)--Nov. 16, 1999-- Extends VerticalNet's Commitment to the Multi-Billion Dollar Open Market Segment of the Electronics Industry

VerticalNet, Inc. (Nasdaq: VERT - news), the Internet's leading portfolio of business-to-business vertical trading communities, has signed a definitive agreement to acquire NECX(R) Exchange LLC, the world's leading business-to-business marketplace for the electronics industry. NECX is a privately held leader in buying and selling semiconductors, electronic components, computer products and networking equipment. The combination creates the Internet's first large-scale trading community for engineers and purchasing professionals in the electronics and high tech markets, with 18,000 trading partners globally and access to an online inventory of more than three million products (SKUs). VerticalNet(R) will integrate these new capabilities with existing vertical communities in the Advanced Technology and Communications sectors, and create new communities to leverage the broad product and service offerings of the combined firms.

NECX's global market making, back office and logistics capabilities and presence in Europe and Asia will support the international user base (international users comprise 40% of VerticalNet's and 45% of NECX's user base).

VerticalNet President and CEO Mark Walsh said, "This is clearly a significant strategic acquisition for VerticalNet. Adding NECX's market leadership and domain expertise in electronics to the VerticalNet portfolio not only enriches our transaction and market making abilities but also gives us a strategically vital user base in Europe and Asia. As we build out this world-class real-time trading platform, we see multiple applications where we can scale this to our other markets.''

The NECX Exchange has developed deep expertise in servicing the open market segment of the multi-hundred billion dollar electronics industry. In 1998, NECX had gross revenues of approximately $350 million and gross profit of approximately $37 million from market making and inventory management services to leading manufacturers, Original Equipment Manufacturers (OEM), Contract Equipment Manufacturers (CEM) and distributors.

Through this acquisition, VerticalNet is extending its commitment to bring more transaction and market making capabilities to its communities by combining its rich content and sourcing tools with NECX's neutral and anonymous market making, strong back office, global fulfillment and logistics, quality assurance, as well as credit and risk management capabilities.

"We are extremely excited to bring NECX into the VerticalNet family. We believe that their strong, innovative management team with deep domain expertise and relationships can quickly enhance the capabilities of our high growth electronics communities,'' continued Walsh. "NECX has had many `firsts' including the deployment of its World Wide Availability database in the mid-1980's, an open market trading floor and customized sell/buy side solutions.''

"We have been working very hard to develop a true `one stop shop' that provides the complete solution for spot and open market customers,'' said Larry Marshall, President of NECX Exchange. "The VerticalNet combination accelerates our strategy, and is a market winning move for both our firms. We expect this to have a very positive effect on online purchasing in the electronics segment, and look forward to forging key alliances with major members of the supply chain to bring greater liquidity along with lower distribution and procurement costs to members of the electronics trading community.''

"In addition to teaming up with the premier market maker in the electronics industry, VerticalNet has acquired core competencies in the areas of trading and logistics which will ultimately be leveraged across our other VerticalNet communities,'' said Mike Hagan, Executive Vice President and co-founder of VerticalNet.

"This development is a bold move that gives VerticalNet the potential to capture the top spot in what is rapidly becoming the highest stakes game in the B2B exchange market,'' comments Kevin Jones of Net Market Makers. "It defines a new playing field where only firms with a true hybrid offering which integrates personal service, powerful e-commerce interfaces with robust applications, rich content, back office and logistics operations can succeed. One of the key competitive factors in the B2B battle is the ability to transfer capabilities, skills and learning across vertical communities. An exciting possibility here is for VerticalNet to then transfer market making expertise, services and infrastructure to some of its other vertical communities,'' he adds.

Terms of the deal include payment of $10 million in cash and the issuance of stock with a current market value of approximately $95 million and the assumption of debt and certain other liabilities. The transaction is expected to close by year-end, subject to receipt of Hart-Scott-Rodino clearance and other customary closing requirements.

There will be an analyst conference call at 9:30 a.m. ET. The call will be Webcast at www.vcall.com and www.verticalnet.com.

About VerticalNet

VerticalNet, Inc. (www.verticalnet.com), owns and operates 53 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce.

They are grouped into 10 sectors: ADVANCED TECHNOLOGIES: Aerospace Online, Auto Central.com, ComputerOEM Online, Embedded Technology.com, Medical Design Online, Plant Automation.com, Semiconductor Online, Test and Measurement.com;
COMMUNICATIONS: Digital Broadcasting.com, EC Online, Fiber Optics Online, Photonics Online, Premises Networks.com, RF Globalnet, Wireless Design Online, Wireless Networks; ENVIRONMENTAL: ElectricNet, Pollution

Online, Power Online, PublicWorks Online, Pulp and Paper Online, Safety Online, Solid Waste Online, Water Online; FOOD AND PACKAGING: Bakery Online, Beverage Online, Dairy Network.com, Food Ingredients Online, Food Online, Meat and Poultry Online, Packaging Network.com; FOODSERVICE/ HOSPITALITY: E-hospitality.com, Foodservice Central.com; HEALTHCARE: E-Dental.com, Home Health Provider.com, Hospital Network.com, Long Term Care Provider.com, Nurses.com; MANUFACTURING AND METALS: Machine Tools Online, Metrology World.com, Surface Finishing.com, Tooling Online; PROCESS: Adhesives and Sealants.com, Chemical Online, Hydrocarbon Online, Paint and Coatings.com, Pharmaceutical Online, Oil and Gas Online; SCIENCE: Bioresearch Online, Drug Discovery Online, Laboratory Network.com; SERVICE: HR Hub.com, Property and Casualty.com.

About NECX Exchange

NECX Exchange (www.necx.com) has headquarters on three continents, with American operations located in Peabody, Mass., U.S.A., Asia-Pacific operations in Singapore, and European operations in Galway, Ireland, and Stockholm, Sweden. It benefits buyers and sellers of electronic products by providing a centralized marketplace. By aggregating supply and demand, providing comprehensive price and availability information, and using a global logistics and quality assurance infrastructure, it anonymously allows buyers and sellers to execute mutually beneficial transactions.

This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the Company's (i)the ability to integrate a global exchange with the Company's vertical trade communities;
(ii)ability to enhance capabilities of electronic communities; (iii)expectation that the NECX acquisition will positively impact online purchasing in the electronics segment; (iv)expectation of greater liquidity and lower distribution and procurement costs for electronic trading community members; (v)belief that it can transfer market making expertise, service and infrastructure to its existing communities; and (vi)information contained elsewhere in this document where statements are preceded by, followed by or include the words "believes,'' "plans,'' "intends,'' "expects,'' "anticipates'' or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those included in the forward-looking statements include, among others, the Company's ability to complete the NECX acquisition, the difficulty in assimilating the NECX operations and workforce, the Company's lack of experience in global market making, the Company's limited operating history, the increasingly competitive and constantly changing environment for advertising sales and for VerticalNet, the early stage of the Web as an advertising and commerce medium, and the Company's dependence on third parties for technology, content and distribution. Additional factors that could cause actual results to differ from those contained in the forward-looking statements include those set forth in the Company's Annual Report on Form 10-K for the period ending December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been filed with the SEC.

All trademarks are the property of their respective owners.

Contact:

     For investor relations information, contact:
     At the company:
     Muriel Lange, Director of Investor Relations
     VerticalNet
     215-315-3367
     mlange@verticalnet.com
     or
     Sandie Marrinucci, Corporate Communications
     NECX
     978-538-8052
     sandie.marrinucci@necx.com
     or
     For media inquiries, contact:
     Peter Harris
     Peppercom
     212-931-6112
     pharris@peppercom.com
     or
     Mark McClennan or Lisa Beyer
     Schwartz Communications, Inc.
     781-684-0770
     markm@schwartz-pr.com